                                                                   EXHIBIT 10.8



                                 LEASE AGREEMENT


                                     BETWEEN

                                 SHAV ASSOCIATES

                                   AS LANDLORD

                                       AND

                              PARADYNE CORPORATION,

                                    AS TENANT





                                    PREMISES:

                                100 SCHULZ DRIVE
                              RED BANK, NEW JERSEY
                                    1ST FLOOR
                                    2ND FLOOR





                             DATED: OCTOBER 8, 1996

                                TABLE OF CONTENTS



ARTICLE                                                                                    PAGE
-------                                                                                    ----
1          Demised Premises, Term, Rent......................................................1

2          Use...............................................................................2

3          Preparation Of The Demised Premises...............................................3

4          Occupancy Upon Completion Of Tenant's Work........................................4

5          Additional Rent...................................................................5

6          Subordination, Notice To Mortgagees..............................................10

7          Quiet Enjoyment..................................................................11

8          Assignment, Mortgaging, Subletting...............................................11

9          Compliance With Laws And Requirements Of Public Authorities......................13

10         Insurance........................................................................14

11         Rules And Regulation.............................................................16

12         Tenant's Changes.................................................................17

13         Tenant's Property................................................................19

14         Repairs And Maintenance..........................................................21

15         Electricity......................................................................22

16         Heating, Ventilation And Air-Conditioning........................................24

17         Landlord's Other Services........................................................24

18         Access, Changes In Building Facilities, Name.....................................27

19         Notice Of Accidents..............................................................28

20         Non-Liability And Indemnification................................................28

21         Destruction Or Damage............................................................29

22         Eminent Domain...................................................................30

23         Surrender........................................................................32

24         Conditions Of Ligation...........................................................33

25         Re-Entry By Landlord.............................................................34

26         Damages..........................................................................35

27         Waivers..........................................................................37

28         No Other Waivers Or Modifications................................................38

29         Curing Tenant's Defaults.........................................................38

30         Broker...........................................................................39

31         Notices..........................................................................39

32         Estoppel Certificate.............................................................40

33         Arbitration......................................................................40

34         No Other Representations, Construction, Governing Law............................40

35         Security.........................................................................41

36         Parties Bound....................................................................42

37         Consents.........................................................................42

38         Mortgage Financing Tenant Cooperation............................................43

39         Environmental Compliance.........................................................43

40         Holding Over.....................................................................44

41         Certain Definitions And Constructions............................................45

42         Relocation Of Tenant.............................................................45

43         Option To Renew..................................................................45

44         Right Of First Refusal...........................................................46

45         Satellite Dish...................................................................47

46         Waiver Of Distraint..............................................................49

EXHIBIT A      -  Description of Land
EXHIBIT B      -  Floor Plan
EXHIBIT C      -  HVAC Specifications
EXHIBIT D      -  Cleaning and Maintenance Specifications
EXHIBIT E      -  Rules and Regulations
EXHIBIT F      -  Definitions
EXHIBIT G      -  Non-Disturbance Agreement
EXHIBIT H      -  Reserved Parking

               LEASE, dated October 8, 1996, between SHAV ASSOCIATES, a New Jersey General Partnership, c/o Alfieri Property Management, having its principal office located at 399 Thornall Street, P.O. Box 2911, Edison, New Jersey 08818-2911, ("Landlord"), and PARADYNE CORPORATION, a Delaware corporation, having its principal office located at 8545 126th Avenue North, P.O. Box 2826, Largo, Florida 33779, ("Tenant").

                                   WITNESSETH:

                                   ARTICLE 1

                          DEMISED PREMISES, TERM, RENT

         1.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 100 Schulz Drive, Red Bank, New Jersey, ("Building") on the parcel of land more particularly described in Exhibit A ("Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

         1.2 The premises hereby leased to Tenant is the 1st and 2nd floors of the Building, as shown on the floor plans annexed hereto as Exhibit B, having a rentable area of 50,000 square feet measured outside wall to outside wall, together with Tenant's share of the common area. Said premises, together with all fixtures and equipment which at the commencement, or during the term of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 13) constitute the "Demised Premises." The Demised Premises shall be limited to the space that is located from the ceiling tiles to the top of the floor slab except that any Tenant supplied equipment placed above the ceiling tiles shall be considered part of the Demised Premises.

         1.3 The term of this Lease, for which the Demised Premises are hereby leased, shall be sixty six (66) months and shall commence on November 1, 1996 ("Commencement Date") and shall end at noon on April 30, 2002.

         1.4 The rents reserved under this Lease, for the term thereof, shall be and consist of:

     PERIOD                       FIXED RENT            ANNUAL RENT            MONTHLY RENT
     ------                       ----------            -----------            -------------
Months 1 through 60                $   16.25            $812,500.00            $   67,708.33

Months 61 through 66               $   19.00            $475,000.00 (6 mos.)   $   79,166.67


Fixed rent is calculated on 50,000 sq. ft. of rentable area and shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, (except Tenant shall pay, upon execution and delivery of this Lease by Tenant, the sum of

$67,708.33 to be applied against the first monthly installment or installments of fixed rent becoming due under this Lease) and

              (b) Additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent at such place, as Landlord may designate by written notice to Tenant, in lawful money of the United States of America.

         1.5 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this Lease.

         1.6 If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

         1.7 Late payments of any payment of rent, including monthly rent, which is not received within five (5) days after it is due, will be subject to a late charge equal to three percent (3%) of the unpaid payment. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any rent which is not paid when due, including monthly rent, will accrue interest at a late rate charge of First Union Prime Rate plus two percent (2%) per annum, as said rate is reasonably determined by Landlord from published reports, (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest. If Tenant is deemed to be in default beyond the lapse of any applicable cure or grace periods of the Lease for failure to pay rent and Landlord has commenced any legal action, in addition to the late charges and interest set forth above, Tenant shall be charged with all attorney fees in connection with the collection of all sums due Landlord. Notwithstanding the foregoing, provided Tenant is not in default of this Lease, Tenant shall have one (1) grace period for each year of the Lease term where Tenant will not be subject to late charge or interest for any late payment of rent as set forth above.

                                   ARTICLE 2

                                       USE

         2.1 Tenant shall use and occupy the Demised Premises for executive and general offices for the transaction of Tenant's business and for no other purpose. Notwithstanding the foregoing, Tenant may use the Demised Premises as lab space provided Tenant's use as lab space does not put undue stress on the Building's service systems. Any additional portion of the Demised Premises used for lab space beyond that lab space provided for in the initial build-out shall be considered a Tenant Changes and must be approved by Landlord in writing pursuant to Article 12.

         2.2 The use of the Demised Premises for the purposes specified in
Section 2.1 shall not include, and Tenant shall not use or permit the use of the Demised Premises or any part thereof, for:

             (a) A school of any kind other than for the training of Tenant's employees or customers, incidental to Tenant's normal business operations;

             (b) An employment agency, or

             (c) An office for any governmental or quasi governmental bureau, department, agency, foreign or domestic, including any autonomous governmental corporation or diplomatic or trade mission.

             (d) Any telemarketing activities or other direct selling activities; or

             (e) Any use, including executive and general office use, which results in a density of a population of more than one person for every 250 square feet.

         2.3 If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

         2.4 Tenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy (or other similar municipal ordinance) governing the use and occupation of the Demised Premises or for the Building.

                                   ARTICLE 3

                       PREPARATION OF THE DEMISED PREMISES

         3.1 Tenant accepts the Demised Premises "AS IS" subject, however, to latent defects. Landlord represents that as of the Commencement Date of this Lease, the Building shall be in compliance with governmental requirements with the exception of any Tenant's Work as defined below. The Demised Premises shall be completed and prepared for Tenant's occupancy pursuant to a turn-key installation in accordance with and under the terms and conditions of plans and specifications prepared by Tenant as reasonably approved by Landlord ("Tenant's Work"). The cost of all Tenant's Work subject to Section 3.2 hereof, shall be borne by Tenant. Tenant represents that all plans and specifications in connection with Tenant's Work shall be prepared by Tenant's architect which shall comply with all applicable laws, rules and regulations. Landlord and its affiliate, Alfieri Co., Inc. ("Alfieri") shall serve as general contractor and shall competitively bid the subcontractor portion of Tenant's Work using three bona fide bids whenever possible to arrive at a fixed price lump sum contact (the "Contract") between Tenant and Alfieri. Landlord and Tenant acknowledge that as of the date hereof, Alfieri and Tenant have not entered into the Contract. Until Alfieri and Tenant enter into the Contract, Alfieri shall proceed with the construction of Tenant's Work on a time and material basis with ten percent (10%) overhead and ten percent (10%) profit. Landlord represents that Alfieri is in the bidding process and shall present Tenant with the proposed Contract on September 17, 1996. Landlord represents that Alfieri and Tenant represents that Tenant shall diligently proceed to agree upon the terms and conditions and shall execute the Contract as soon as practicable. In the event Alfieri and Tenant are unable to agree upon all or some of the terms and conditions and execute the Contract by September 21, 1996, Alfieri shall proceed with the completion of Tenant's Work on a time and material basis with ten percent (10%) overhead and ten percent (10%) profit for all or any portion of the Tenant's Work not agreed upon in the Contract.

         3.2 Notwithstanding the terms and conditions of Section 3.1, Landlord agrees at its sole cost to modify the first floor lobby and elevator cabs to a first class condition using Landlord's building standards for Tri-Parkway Corporate Park, such work to be completed immediately following AT&T Corp.'s occupancy of the third and fourth floors of the Building. Landlord shall also remove the existing improvements in the cafeteria area so as to return the space to office shell condition. Landlord shall contribute up to $30,000.00 of the cost thereof and Tenant shall pay the balance if any.

         3.3 Alfieri shall not be deemed Tenant's contractor pursuant to any provision of this Lease which makes reference to Tenant or any of its employees, agents or contractors.

                                   ARTICLE 4

                   OCCUPANCY UPON COMPLETION OF TENANT'S WORK

         4.1 The Demised Premises shall be ready for Tenant's occupancy on the earliest date on which all of the following conditions have been met:

             (a) A Certificate of Occupancy (temporary or final) has been issued by the applicable governmental authorities, permitting Tenant's use of the Demised Premises for the purposes for which the same have been leased.

             (b) The work contemplated in Section 3.1 shall have been substantially completed, and same shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration or special finish work requested by Tenant, such as cabinetry remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Demised Premises.

             (c) Reasonable means of access and facilities necessary to Tenant's use and occupancy of the Demised Premises, including corridors, elevators and stairways, and heating, ventilating, air conditioning, sanitary, water, and electrical facilities, have been installed and are in reasonably good operating order and available to Tenant.

         4.2 If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same were in satisfactory condition (accept for latent defects) as of the date of such taking of possession, unless within ninety (90) days after such date Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition.

         4.3 Landlord agrees that Tenant shall be entitled to install furniture and equipment up to one week prior to the day the Demised Premises are ready for Tenant's Occupancy and Landlord shall so advise Tenant when it shall be entitled to commence such installation. Tenant agrees that it shall not interfere with the work of Landlord or Alfieri, Inc. in readying the Demised Premises for occupancy.

         4.4 Notwithstanding anything contained in the foregoing, and in furtherance of Article 1, Landlord and Tenant agree that the Commencement Date for the Demised Premises shall be November l, 1996 regardless of whether the Demised Premises are ready for Tenant's occupancy.

                                   ARTICLE 5

                                 ADDITIONAL RENT

         5.1 For the purpose of Sections 5.1 through 5.3.

             (a) "Taxes" shall mean real estate taxes, special and extraordinary assessments and governmental levies against the Land and Building of which the Demised Premises (but excluding therefrom that portion of the real estate taxes directly attributable to improvements made by other tenants in the Building beyond Landlord's allowances) are a part provided, however, if at any time during the term of this Lease the method of taxation prevailing at the date of this Lease shall be altered so that in lieu of, or as an addition to, or as a substitute for any or all of the above there shall be assessed, levied or imposed (i) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise; or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Land and/or Building and imposed upon Landlord; or (iii) a license fee measured by the rents; or (iv) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be included in the definition of "Taxes." Tenant shall pay to Landlord directly that portion of any real estate taxes directly attributable to improvements made by Tenant beyond Landlord's allowances (hereinafter referred to as "Tenant's Direct Tax Payments").

             (b) "Base Taxes" shall mean the assessed valuation of the Land and Building as finally determined following completion of construction and issuance of an initial Certificate of Occupancy for any portion of the Building (or such equivalent certification if Certificates of Occupancy are not to be used), multiplied by the tax rate for the Tax Year 1997. Base Taxes shall be calculated as if the Building were 100% assessed and 95% occupied.

             (c) "Tax Year" shall mean each calendar year for which Taxes are levied by any governmental authority.

             (d) "Operational Year" shall mean each calendar year commencing with calendar year 1998.

             (e) "Tenant's Proportionate Share of Increase" shall mean 50% multiplied by the increase in Taxes in any Operational Year in excess of the Base Taxes. Tenant's Proportionate Share of Increase for the first Operational Year shall be prorated to reflect the actual occupancy by Tenant for said Operational Year.

             (f) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase in Taxes for the projected Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

         5.2 Commencing with the first Operational Year and thereafter, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase in Taxes in equal monthly instruments.

         5.3 After the expiration of each Operational Year, Landlord shall furnish to Tenant a written statement of the Taxes incurred for such Operational Year as well as Tenant's Proportionate Share of Increase, if any. If the statement furnished by Landlord to Tenant pursuant to this Section at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or credit same against Tenant's next monthly installment of rent. If such statement furnished by Landlord to Tenant shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

         Commencing with the first Operational Year, Tenant shall pay to Landlord in equal monthly installments together with its payment of fixed rent one-twelfth (1/12) of Tenant's Direct Tax Payment.

         5.4 As used in Sections 5.4 through 5.6:

             (a) "Operating Expenses" shall mean any or all expenses incurred by Landlord in connection with the operation of the Land and Building of which the Demised Premises are a part, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) and pension payments of employees of Landlord engaged in the operation and maintenance of the Building; (ii) social security, unemployment, and payroll taxes, workers' compensation, disability coverage, uniforms, and dry cleaning for the employees referred to in Subsection (i); (iii) the cost for the Building and common areas of all charges for oil, gas, electricity (including, but not limited to, fuel cost adjustments), steam, heat, ventilation, air-conditioning, heating, and water including any taxes on any such utilities, but excluding from Operating Expenses the Landlord's cost, including taxes thereon, of electric energy other than for heating and air-conditioning furnished to the Demised Premises (which electric energy so furnished shall be paid for by Tenant pursuant to the provisions of Article 15 hereof); (iv) the cost of all premiums and charges for the following insurances rent, casualty, liability, fidelity and war risk (if obtainable from the United States Government); (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, (which shall not exceed in any year four percent (4%) of gross revenues) window cleaning, securing services, if any, and janitorial services, and any independent contractor performing work included within the definition of operating expenses;
(vii) legal and accounting services and other professional fees and disbursements incurred in connection with the operation and management of the Land and Building (other than as related to new leases, enforcing Landlord's rights under existing leases, or sales of the Building); (viii) general maintenance of the Building and the cost of maintaining and replacing the landscaping, (ix) maintenance of the common area; and (x) the cost of capital expenditures, including the purchase of any item of capital equipment or the leasing of capital equipment which have the effect of reducing the expenses which would otherwise be included in Operating Expenses, which costs shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates, with an interest factor equal to the interest rate at the time of Landlord's having made said expenditure.

               If during all or part of the Base Year or any Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased; (ii) such items of work or service is not required or desired by the tenant of such portion; (iii) such tenant is itself obtaining and providing such item of work or service; or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or such tenant.

               Notwithstanding the foregoing, the following costs and expenses shall not be included in Operating Expenses:

                  (1) Salaries or benefits for Landlord's executives above the grade of building manager, and of any employee to the extent the employee's time is not devoted to the Building;

                  (2) Amounts received by Landlord through proceeds of insurance except to the extent they are compensation for sums previously included in Operating Expenses hereunder;

                  (3) Cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compared therefor;

                  (4) Advertising and promotional expenditures;

                  (5) Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to tenant at Landlord's expense;

                  (6) Depreciation, except as provided above;

                  (7) Brokerage commissions;

                  (8) Taxes (as hereinbefore defined);

                  (9) The cost of electricity (for other than heating and air-conditioning) furnished to the Demised Premises or any other space leased to tenants as reasonably estimated by Landlord;

                  (10) Refinancing costs and mortgage interest and amortization payments;

                  (11) Costs of improving, altering, constructing or redecorating any space leased by tenants of the Building;

                  (12) Costs, expenses or expenditures relating to the duties, liabilities or obligations of other tenants in the Building;

                  (13) Principle and interest payments on mortgage or deed of trust;

                  (14) Legal and auditing expenses incurred in connection with disputes or negotiations with tenants or potential tenants;

                  (15) Expenses or charges under warranties or guarantees to the extent actually recovered by Landlord;

                  (16) Rent under a ground or prime lease;

                  (17) Costs, expenses or expenditures relating to the duties, liabilities or obligations of other tenants in the Building;

                  (18) Costs incurred by Landlord arising out of its failure to perform or breach of any of its covenants, agreements, representations, warranties, guarantees or indemnities made under this Lease;

                  (19) Any amounts paid to a person, firm, corporation, or other entity row to Landlord which is in excess of the amount charged by unaffiliated parties for goods or services in comparable office space in the market;

                  (20) Any compensation paid to clerks, attendants or other persons in commercial concessions or parking facility operated by Landlord; and

                  (21) Landlord's general corporate overhead and general administrative expenses.

             (b) "Operational Year" shall mean each calendar year commencing with calendar year 1998.

             (c) "Base Year" shall mean calendar year 1997 and for purposes of Base Year expenses it shall be assumed that the Building is 100% occupied.

             (d) "Tenant's Proportionate Share of Increase" shall mean 50% multiplied by the increase in Operating Expenses for the Operational Year over Operating Expenses for the Base Year. For purposes hereof, the Tenant's Proportionate Share of Increase has been computed based upon a total square footage of the Building equal to 100,000 square feet, and a total square footage of the Demised Premises equal to 50,000 square feet. Landlord agrees that it shall not include as part of Operating Expenses in any Operational Year any line item that was not included in the Base Year Operating Expenses.

             (e) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the projected Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

         5.5 Commencing with the first Operational Year after Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase.

         5.6 After the expiration of the first Operational Year and for each Operational Year thereafter, Landlord shall furnish to Tenant a written detailed statement of the Operating Expenses (certified to be true and correct by Landlord) incurred for such Operational Year which statement shall set forth Tenant's Proportionate Share of Increase, if any. If the statement furnished by Landlord to Tenant, pursuant to this Section, at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or credit same against Tenant's next monthly installment of rent. If such statement furnished by Landlord to Tenant hereunder shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

         5.7 Every statement given by Landlord pursuant to Sections 5.3 and 5.6 shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect; and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to judicial proceedings within one hundred and twenty (120) days after receipt of the statement. Within such 90 day period Tenant shall have the right to review, examine and audit Landlord's books and records for the applicable calendar year. Tenant agrees that it and its representatives shall conduct a review with complete confidentiality and shall enter into a reasonable confidentiality agreement with landlord respecting the review, examination and audit. Pending the determination of such dispute by agreement or judicial proceedings as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay additional rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement. If after judicial proceeding, it is determined that Landlord's Operating Statements vary by more than 5%, then Landlord shall reimburse Tenant for Tenant's reasonable costs for payment of an auditor or accountant. If the variance proves less than 3% greater than Landlord's records, Tenant shall reimburse Landlord for Landlord's reasonable costs for payment of an auditor or accountant. Otherwise each party shall pay their respective costs.

                                   ARTICLE 6

                       SUBORDINATION, NOTICE TO MORTGAGEES

         6.1 So long as a satisfactory Nondisturbance Agreement has been obtained on Tenant's behalf, this Lease, and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements, and extensions of such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver an instrument that Landlord, or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages," and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a "superior mortgagee."

         6.2 Landlord shall make a good faith effort to obtain from the existing or future Mortgagee, a Subordination, Non-Disturbance and Attornment Agreement (the "Non-Disturbance Agreement") in favor of Tenant utilizing Mortgagee's standard form. A sample Non-Disturbance Agreement form is attached as Exhibit G. Landlord agrees, upon execution of this Lease, to promptly obtain Mortgagee's approval to execute a Non-Disturbance Agreement. If within thirty (30) days or agreed upon extended period from the execution of this Lease, Landlord is unable to obtain such approval, then Tenant may, upon written notice to Landlord: (i) waive its right to a Non-Disturbance Agreement or (ii) cancel this Lease. If Tenant takes no action, Tenant shall be deemed to have waived its right to such Non-Disturbance Agreement. If Tenant fails to accept the Non-Disturbance Agreement as descried in Exhibit G attached, it shall be considered that Landlord has satisfied its requirement. As to any future mortgagee, Tenant's agreement to subordinate under Section 6.1 is conditioned upon its receipt of a non-disturbance agreement in accordance who Section 6.2. Such future non-disturbance agreement shall contain such terms and conditions as are generally required by an institutional lender and as reasonably requested by a tenant occupying 50,000 rentable square feet in a 100,000 rentable square foot office building.

                                   ARTICLE 7

                                 QUIET ENJOYMENT

         7.1 So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold, and enjoy the Demised Premises subject, nevertheless, to the obligations of this Lease and, as provided in Article 6, to the superior mortgages.

                                   ARTICLE 8

                       ASSIGNMENT, MORTGAGING, SUBLETTING

         8.1 Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease, or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, and neither the Demised Premises, nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant or shall be sublet, or offered or advertised for subletting, or be used or occupied or permitted to be used or occupied or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article. Landlord agrees that its consent shall not be unreasonably withheld or delayed.

         8.2 If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the undertenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 8.1, or the acceptance of the assignee, undertenant or occupants as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, underletting or use or occupancy by others shall not in any wise be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or underletting or use or occupancy by others not expressly permitted by this Article.

         8.3 The following provisions shall govern in connection with the subletting of all or a portion of the Demised Premises:

             (a) Tenant shall submit in writing to Landlord (i) the name of the proposed subtenant; (ii) the nature and character of the proposed subtenant's business, and the intended use to be made of the Demised Premises by the proposed subtenant; (iii) the terms and conditions of the proposed sublease; and
(iv) such reasonable financial information as Landlord may request regarding the proposed subtenant.

             (b) Within ten (10) business days of Landlord's receipt of the information described in (a) above, Landlord shall inform Tenant whether it gives or withholds its consent to such subletting. If Landlord takes no action within such ten business day period, Tenet shall give Landlord written notice and if Landlord takes no action within two (2) business days of such notice from Tenant, Landlord shall be deemed to have approved the sublease.

             (c) In connection with any subletting, Tenant shall not openly offer or advertise the Demised Premises, or any part thereof, to any other tenant in the Building at a rental rate less than the current rental rate for office buildings in the surrounding area.

         8.4 Tenant shall remain fully liable for the performance of all Tenant's obligations hereunder notwithstanding any subletting provided for herein (except to Landlord), and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant.

         8.5 Tenant shall not, without the prior written consent of Landlord, assign this Lease, and the provisions of Section 8.3 with respect to subletting shall equally apply to any assignment of this Lease. Tenant herein named, or any immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder.

         8.6 Notwithstanding anything to the contrary contained in this Article with respect to assignment or subletting, Landlord's consent to any assignment and/or subletting (i) to any parent, affiliate or wholly-owned subsidiary of Tenant (as defined in Rule 240.12b-2 under the Securities Exchange Act of 1934) shall not be required or (ii) to any corporation or other entity which succeeds to all or substantially all of the assets and business of Tenant shall not be required, but Tenant shall give located Landlord written notice thereof.

         8.7 Tenant further agrees that it shall not place any signs on the windows bed in the Demised Premises indicating that all or any portion of the Demised Premises are available for subleasing or assignment.

         8.8 If the consideration payable by any assignee or the rents payable under any sublease are greater than the Fixed Rent, Additional Rent and other charges payable by Tenant hereunder, after Tenant has recovered its reasonable costs associated with such subletting or assignment including brokerage fees, the cost of any leasehold improvements paid by Tenant (other than the initial fit-out) and any other actual reasonable and necessary costs incurred by Tenant in connection with such subletting or assignment, Tenant shall pay fifty percent (50%) of such excess to Landlord.

         8.9 Landlord acknowledges that the Demised Premises may be occupied by a parent, subsidiary or affiliate of Tenant ("Tenant Affiliate") and their employees and that such occupancy of the Demised Premises shall not be considered an assignment or sublease. Any of Landlord's representations, warranties, covenants, agreements, guarantees and indemnities made for the benefit of Tenant or any rights or privileges granted by Landlord to Tenant shall also inure to the benefit of such Tenant Affiliate.

                                   ARTICLE 9

                      COMPLIANCE WITH LAWS AND REQUIREMENTS
                              OF PUBLIC AUTHORITIES

         9.1 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and at its expense shall comply with all laws and requirements of public authorities which shall with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises;
(ii) the manner of conduct of Tenant's business or operation of its installation, equipment or other property therein; (ii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant; or (iv) the breach of any of Tenant's obligations hereunder. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 9.2.

         Nothing contained herein shall be construed to require Tenant to make structural alterations to the Building except to the extent that same are required by reason of Tenant's specific use (other than general office).

         9.2 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings provided that:

             (a) Tenant shall defend, indemnify, and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

             (b) Such non-compliance or contest shall not constitute or result in any violation of any superior mortgage, or, if such superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

             (c) Tenant shall keep Landlord advised as to the status of such proceedings.

         9.3 After Tenant takes occupancy of the Demised Premises, Landlord agrees that in the event there is an occurrence of governmental non-compliance regarding the Building (excluding the Demised Premises) or the common areas throughout the term of the Lease, Landlord shall be responsible, at its sole expense, to remedy any such defect or non-compliance unless such non-compliance is a result of actions of Tenant as described in
Section 9.1. After Tenant takes occupancy of the Demised Premises, Tenant shall be responsible for governmental compliance in the Demised Premises.

         9.4 As of the day Tenant takes occupancy of the Demised Premises, Landlord states that the Land, the Building and the Demised Premises shall comply with all laws, rules and regulations and requirements of public authorities including Title III of the Americans with Disabilities Act (collectively "Laws"), as the Laws apply to existing structures constituting commercial facilities. If Landlord's affiliate, M. Alfieri Co., Inc. is performing Tenant's Work or any other work in the Building, Landlord shall ensure Tenant's Work and any other work performed by Landlord complies with any applicable Laws as it relates to Tenant's Work in making the Demised Premises ready for occupancy. The foregoing is expressly conditioned upon Tenant's representation that all Tenant's Plans shall comply with the all applicable Laws as set forth in Article 3.1. If M. Alfieri Co., Inc. is not performing any portion of Tenant's Work or any other work performed in the Building by or on behalf of Tenant, Tenant shall ensure Tenant's Work or any other work performed by or on behalf of Tenant complies with any applicable Laws. If, after Tenant takes occupancy of the Demised Premises, further changes to the Building or the Demised Premises are required under the Laws by virtue of the Lease and/or Tenant's specific use and occupancy, such changes shall be Tenant's responsibility. If, after the Demised Premises are ready for occupancy in accordance with Article 4, the Laws require further changes to the Building or the Demised Premises when occasioned by Landlord or any other tenant, then such changes shall not be Tenant's responsibility. Landlord and Tenant shall indemnify each other for actual damages suffered out of any non-compliance with the Laws by the other party as aforesaid.

                                   ARTICLE 10

                                    INSURANCE

         10.1 Tenant shall not violate, or permit the violation of, any condition imposed by the all-risk casualty policy issued for the Building and shall not do anything, or permit anything to be kept, in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect, (unless Tenant pays the resulting increased amount of premium as provided in Section 10.2) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to any liability or obligation under this Article by reason of the proper use of the Demised Premises for the purposes permitted by Article 2.

         10.2 If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended all-risk coverage on the Building or equipment or other property of Landlord or other tenants shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended all-risk coverage paid by Landlord because of such act or omission on the part of Tenant, which sum shall be deemed to be additional rent and collectible as such.

         10.3 In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or "make up" of rates for the Building or the Demised Premises, as the case may be, issued by the Fire Insurance Rating Organization of New Jersey or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

         10.4 Tenant shall obtain and keep in full force and effect during the term of this Lease, at its own cost and expense, Comprehensive General Liability Insurance, such insurance to afford protection in an amount of not less than $1,000,000 for injury or death to any one person, $3,000,000 for injury or death arising out of any one occurrence, and $1,000,000 for damage to property, protecting and naming the Landlord and the Tenant as insured against any and all claims for personal injury, death or property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof. Tenant shall pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, make payments, and in such latter event the Tenant agrees to pay the amount thereof to Landlord on demand and such sum shall be deemed to be additional rent, and in each instance collectible on the first day of any month following the date of notice to Tenant in the same manner as though it were rent originally reserved hereunder, together with interest thereon at the rate of three points in excess of Prime Rate of the First Union. Tenant will use its best efforts to include in such Comprehensive General Liability policy a provision to the effect that same will be non-cancelable, except upon reasonable advance written notice to Landlord. The original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the term of this Lease. In the event Tenant shall fail to procure and place such insurance, the Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were additional rent reserved hereunder together with interest thereon at the rate of three points in excess of the Prime Rate of the First Union.

         10.5 Landlord and Tenant agree to use their best efforts to include in each of its insurance policies a waiver of the insurer's right of subrogation against the other party or if such waiver shall be unobtainable or unenforceable
(a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty, the right of recovery against any party responsible for a casualty covered by the policy or (b) any other form of permission for the release of the other party. If such waiver, agreement, or permission shall not be or shall cease to be obtainable without additional charge, or at all, the insured party shall so notify the other party after learning thereof. In such a case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver agreement or permission shall, if obtainable, be included in the policy.

         10.6 Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage, or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Sections 10.4 and 10.5. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair, or restoration or payment, then provided that the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party thereof, or shall be made available to the second party to pay for replacement, repair, or restoration, as the case may be.

         10.7 The waiver of subrogation or permission for release referred to in
Section 10.5 shall extend to the agents of each party and their employees and, in the case of Tenant, shall also extend to all other persons and entities occupying, using or visiting the Demised Premises in accordance with the terms of this Lease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The releases provided for in Section 10.6 shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Section 10.6 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. Except as otherwise provided in Section 10.4, nothing contained in Sections 10.5 and 10.6 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance. However, each party shall advise the other, upon request, from time to time (but not more often than once a year) of all of the policies of insurance it is carrying of any of the kinds referred to in Sections 10.1 and 10.4, and if it shall discontinue any such policy or allow it to lapse, shall notify the other party thereof with reasonable promptness. The insurance policies referred to in Sections 10.5 and 10.6 shall be deemed to include policies procured and maintained by a party for the benefit of its mortgagee or pledgee.

                                   ARTICLE 11

                              RULES AND REGULATIONS

         11.1 Tenant and its employees and agent shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit E, and such reasonable changes therein (whether by modification, elimination, or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises or substantially affect Tenant's cost of occupancy; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

         11.2 Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants, or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

                                   ARTICLE 12

                                TENANT'S CHANGES

         12.1 After Tenant takes occupancy of the Demised Premises, Tenant shall make no changes, alterations, additions, installations, substitutions, or improvements (hereinafter collectively called "changes," and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises without the express prior written consent of Landlord, which shall not be unreasonably withheld conditioned or delayed. Any additional portion of the Demised Premises used for lab space beyond that lab space provided for in the initial build-out shall be considered a Tenant Change and must be approved by Landlord in writing pursuant to this Article. Landlord's consent shall not be required for painting of the Demised Premises provided Tenant gives Landlord written notice of its intent to paint the premises, the manufacturer of the paint and the color of the paint. Landlord's consent shall not be required for carpeting the Demised Premises provided Tenant gives Landlord written notice of specifically how the carpet is going to be installed.

         All proposed Tenant's Changes shall be submitted to Landlord for written consent at least thirty (30) days prior to the date Tenant intends to commence such changes, such submission to include plans and specifications for the work to be done, proposed scheduling, and the estimated cost of completion of Tenant's Changes. Landlord agrees, within ten (10) business days from Landlord's receipt of Tenant's request for consent to a Tenant Change, to acknowledge receipt of such request. At the time Landlord gives its consent to the Tenant Changes, Landlord shall provide Tenant with the estimated cost of the supervision fee as set forth below. If Landlord consents to Tenant's Changes, Tenant may commence and diligently prosecute to completion Tenant's Changes, under the direct supervision of Landlord. If Landlord fails to take any action within the thirty (30) day period set forth above, Landlord shall be deemed to approved the Tenant's Changes. However, any Tenant Change deemed approved in such a manner shall be subject to the Supervision Fee as set forth below and Tenant shall be required to give Landlord written notice of Landlord's failure to respond to Tenant's request for consent to a Tenant Change in which notice Tenant must demand Landlord to advise Tenant of any restoration required as a result of such Tenant Change. Thereafter, if Landlord fails to advise Tenant of any restoration requirements pursuant to such Tenant Change within three (3) days of Landlord's receipt of Tenant's demand, then restoration shall not otherwise be required with respect to such Tenant's Changes.

         Tenant shall pay to Landlord a Supervision Fee (which shall include the cost of review of the proposed Tenant's Changes) the lesser of the actual cost of the supervision or equal to ten percent (10%) of the certified cost of completion of Tenant's Changes. Prior to the commencement of Tenant's Changes, Tenant shall pay to Landlord ten percent (10%) of the estimated cost of completion (the "Estimated Payment") as additional rent. Within fifteen (15) days after completion of Tenant's Changes, Tenant shall furnish Landlord with a statement, certified by an officer or a principal of Tenant to be accurate and true, of the total cost of completion of Tenant's Changes (the "Total Cost"). If such certified statement furnished by Tenant shall indicate that the Estimated Payment exceeded the lesser of the actual cost of the supervision or ten percent (10%) of the Total Cost, Landlord shall forthwith either (i) pay the amount of excess directly to Tenant concurrently with the delivery of the certified statement or (ii) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder. If such certified statement furnished by Tenant shall indicate that the lesser of the actual cost of the supervision or ten percent (10%) of the Total Cost exceeded Tenant's Estimated Payment, Tenant shall simultaneously with the delivery to Landlord of the certified statement, pay the amount of such excess to Landlord as additional rent. Any Tenant Changes performed by the Landlord shall not be subject to a separate Supervision Fee as described in this Paragraph (the cost of any type of supervision shall be included in the price of the work).

         12.2 Notwithstanding the provisions of Section 12.1, all proposed Tenant's Changes which shall affect or alter:

             (a) The outside appearance or the strength of the Building or of any of its structural parts; or

             (b) Any part of the Building outside of the Demised Premises; or

             (c) The mechanical, electrical, sanitary and other service systems of the Building, or increase the usage of such systems;

shall be performed only by the Landlord, at a cost to be mutually agreed upon between Landlord and Tenant, which cost shall be commercially reasonable.

         12.3 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Building. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building, in which Landlord and its agents shall be named as parties insured in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall invoke the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article 13), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may

be) of like utility and at least equal value. In addition, unless Landlord shall otherwise expressly consent in writing, the Tenant shall deliver such removed fixtures to Landlord.

         12.4 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any material, fixtures or articles so installed in and constituting part of the Demised Premises and, against all costs, expenses and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within fifteen (15) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of
Section 9.2.

         12.5 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 12 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and Building, nor interference with the business of Landlord or any tenant or occupant of the Building.

         12.6 If Landlord requires restoration of all or any part of Tenant's Changes, Landlord shall advise Tenant of such restoration requirement at the time Landlord gives its consent to any Tenant Changes. If Landlord fails to require restoration at the time it gives such consent, then restoration shall not otherwise be required with respect to such Tenant's Changes.

                                   ARTICLE 13

                                TENANT'S PROPERTY

         13.1 All fixtures, equipment, improvements, and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

         13.2 All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called "Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this Lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

         13.3 At or before the Expiration Date, or the date of an earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and, if requested by Landlord, all items of work done by or on behalf of Tenant, in accordance with Article 12, after the Tenant takes occupancy of the Demised Premises shall be removed by Tenant and Tenant shall repair any damage to the Demised Premises or the Building resulting from such removal. Landlord and Tenant agree that a minimum of ninety (90) days prior to the Expiration Date of this Lease, Landlord shall walk through the Demised Premises with Tenant and create a punchlist of all restoration which shall be required to be completed by Tenant by the Expiration Date. Failure by Landlord and Tenant to walk through the Demised Premises ninety (90) days prior to the Expiration Date of this Lease shall not relieve Tenant of any restoration obligations otherwise required pursuant to this Lease. However, if Tenant gives Landlord notice that it desires to walk through the Demised Premises and identify the restoration required as set forth above and Landlord does not fulfill its obligation to walk through the Demised Premises, Tenant will not be relieved of any of its restoration obligations but will not be deemed in holdover as set forth below while it performs such restoration. Thereafter, Tenant may request a written estimate from Landlord for the cost of all restoration required pursuant to this Lease. Landlord and Tenant acknowledge that Landlord, prior to the Expiration Date, will have already notified Tenant of its restoration obligations pursuant to a restoration al letter dated September 12, 1966 and Article 12 of the Lease, and, as a result, notwithstanding the ninety (90) day time period set forth above, it shall be Tenant's obligation to ensure that Tenant has enough time after the Landlord and Tenant walk through the Demised Premises, if Tenant will be performing such restoration prior to the Expiration Date of the Lease. The cost contained in such estimate shall be commercially reasonable and where possible, Landlord will competitively bid the work. In lieu of restoring the Demised Premises as required pursuant to this Lease, Tenant may, at its option, pay Landlord, prior to the Expiration Date of the Lease, the cost of such restoration as set forth in Landlord's estimate. If Tenant fails to remove its Property (except for minor or insubstantial pieces of Tenant's Property which can be easily removed by Landlord at little or no expense), fails to perform any restoration required of it under this Lease and/or fails to pay Landlord for the cost of any restoration required, on or before the last day of the term of this Lease or upon any earlier termination, then Tenant shall be deemed a holdover Tenant as contemplated in Article 40. For the first fifteen (15) days of holdover as set forth above, Tenant shall only be required to pay holdover charges on a per diem basis. After the expiration of fifteen (15) days the Tenant shall be in subject to holdover changes on a monthly basis. If, unknowingly, Tenant incorrectly performs any of the restoration required, Landlord shall notify Tenant and Tenant shall have fifteen (15) days to correct such error. If Tenant fails to correct such error within the thirty (30) day period, Tenant shall be subject to holdover from the day on which Tenant received Landlord's notice of the incorrect restoration.

         13.4 Any other items of Tenant's Property (except money, securities, and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a



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


period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit, at Tenant's expense.

                                   ARTICLE 14

                             REPAIRS AND MAINTENANCE

         14.1 Tenant shall take good care of the Demised Premises. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance of Tenant's Changes, if Landlord or its affiliate does not perform the Tenant's Changes; (ii) the installation, use or operation of Tenant's Property in the Demised Premises by Tenant, its agents or employees; (iii) the moving of Tenant's Property in or out of the Building; or (iv) the misuse or neglect of Tenant or any of its employees, agents, contractors or invitees; but Tenant shall not be responsible, and Landlord shall be responsible, for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any of Tenant's Finish Work or Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents, or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents, or contractors, Tenant, at its expense, shall replace all scratched, damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance, and replacement of wall and floor coverings in the Demised Premises except for ordinary wear and tear. Landlord shall be responsible for the repair and maintenance of all non-conforming ballasts existing prior to the commencement of Tenant's Work which ballasts remain as fixtures in the Demised Premises. Tenant shall be responsible for the repair and maintenance of all other ballasts.

         14.2 Landlord, subject to the provisions of Section 5.4, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises, in good working order, condition, and repair and shall make with all due diligence all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease.

         14.3 Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to Tenant's business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment of appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at a time reasonably convenient to Tenant and otherwise in such a manner as will not materially interfere with Tenant's use of the Demised Premises. Landlord, at its sole expense and not subject to Section 5.4, shall be responsible for roof replacement and structural repair and replacement during the initial term of the Lease.

                                   ARTICLE 15

                                   ELECTRICITY


         15.1 Landlord shall furnish the electric energy that Tenant shall require in the Demised Premises. Tenant shall pay to Landlord, as additional rent, the costs and charges for all electric energy furnished to Tenant at the Demised Premises. Additional rent for such electric energy shall be calculated and payable in the manner hereinafter set forth.

         15.2 Within a reasonable time after the commencement of the term of this Lease, subsequent to Tenant's having taken occupancy of the Demised Premises and having installed and commenced the use of Tenant's electrical equipment, Landlord, at Tenant's sole expense, shall cause a survey to be made by a reputable independent electrical engineer or similar agency of the estimated use of electric energy (other than for heat and air conditioning) to the Demised Premises, and shall compute the cost thereof for the quantity so determined at prevailing retail rates. Tenant shall pay Landlord the cost of such electric energy, as so calculated, on a monthly basis, as additional rent, together with its payment of fixed rent.

         Until such time as Landlord shall complete the aforedescribed survey, Tenant shall pay to Landlord, each and every month, as additional rent, for and on account of Tenant's electrical consumption, the sum of $3,906.25 for the Initial Space for first two months of the Lease term and $5,208.33 thereafter to be applied against Tenant's obligations hereunder. Upon completion of the survey, there shall be an adjustment for the period from the day the Tenant takes occupancy of the Demised Premises through the date that the results of the survey shall be effectuated as shall be required. Landlord shall have the right, at any time, during the term of this Lease, to cause the Demised Premises to be resurveyed. In the event that such resurvey indicates an increase of 10% or greater of Tenant's previous consumption for the Demised Premises, then Tenant shall pay the cost of such resurvey. In the event that such resurvey indicates either of (i) no increase; or (ii) an increase less than 10% of Tenant's previous consumption, or (iii) a decrease, then Landlord shall bear the cost of such resurvey. Tenant shall have the right, at any time during the term of the Lease, to cause the Demised Premises to be resurveyed. In the event that such resurvey shall indicate increased or decreased electrical consumption by Tenant at the Demised Premises, there shall be an adjustment in the amount paid by Tenant to Landlord for Tenant's electrical consumption in accordance with the resurvey as well as an adjustment retroactive to the date Landlord establishes Tenant's increase or decrease in electrical consumption in excess of the consumption established by the prior survey. All surveys pursuant to this Article shall be conducted by a reputable independent electrical engineer or similar agency recognized by the electric company servicing the Building.

         Landlord shall submit to Tenant the results of any electrical survey and the same shall be deemed binding upon Tenant unless Tenant shall object to same within ninety (90) days of the date that Landlord shall furnish Tenant with the results of the survey.

         15.3 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act, or omission of the public utility serving the Building with electricity or for any other reason. Landlord shall furnish and install all replacement lighting tubes, lamps and bulbs required in the Demised Premises at Tenant's expense.

         15.4 Tenants use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. Landlord shall provide electricity service to the Demised Premises (exclusive of HVAC service) for Tenant's exclusive use for business machines and lighting equal to +3 watts per rentable square feet. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances, or equipment to the Building electrical distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the day the Tenant takes occupancy of the Demised Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord, at Tenant's sole expense, may cause a new survey to be made of the use of electric energy (other than for heating and air-conditioning) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. When the amount of such increase is so determined, and the estimated cost thereof is calculated, the amount of monthly additional rent payable pursuant to Section 15.2 hereof shall be adjusted to reflect the additional cost, and shall be payable as therein provided.

         15.5 If the public utility rate schedule for the supply of electric current to the Building shall be increased during the term of this Lease, the additional rent payable pursuant to Section 15.2 hereof shall be equitably adjusted to reflect the resulting increase in Landlord's cost of furnishing electric service to the Demised Premises effective as of the date of any increase. Landlord and Tenant agree that the rate charged to Tenant for electricity shall not be greater than the rate Tenant would have paid had the Demised Premises been separately metered.

         15.6 Tenant agrees within three (3) months from the day the Tenant takes occupancy of the Demised Premises to submit to Landlord a list of fixtures and equipment utilizing electric current including, but not limited to, copying machines, computers and word processing equipment and equipment of a similar nature. On the first day of each calendar quarter thereafter, Tenant shall submit to Landlord a statement indicating any substantial changes in the list previously supplied as same may be updated by the required quarterly statements.

         15.7 Tenant, at its sole cost and expense, may have a submeter installed by Landlord at any time during the term of this Lease.

                                   ARTICLE 16

                    HEATING, VENTILATION AND AIR-CONDITIONING

         16.1 Landlord, subject to the provisions of Section 5.4, shall maintain and operate the heating, ventilating, and air-conditioning systems (hereinafter called "the systems") and shall furnish heat, ventilating, and air conditioning (hereinafter collectively called "air conditioning service") in the Demised Premises through the systems, in compliance with the performance specifications set forth in Exhibit C, as may be required for comfortable occupancy of the Demised Premises from 7:00 AM to 6:00 PM Monday through Friday and 8:00 AM to 1:00 PM on Saturday as requested by Tenant, except days observed by the federal or the state government as legal holidays ("Regular Hours") throughout the year. If Tenant shall require air-conditioning service at any other time (hereinafter called "after hours"), Landlord shall furnish such after hours air-conditioning service upon four (4) hours advance notice or the preceding day in the event of holidays or weekends from Tenant, and Tenant shall pay Landlord's then established charges therefor on Landlord's demand. Landlord's current charge for after hours air-conditioning service is S45.00 per hour for the entire Demised Premises.

         16.2 Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in Exhibit C for air-conditioning service in the Demised Premises, or rearrangement of partitioning which interferes with normal operation of the air-conditioning in the Demised Premises, may require changes in the air-conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Landlord, at Tenant's expense, as Tenant's Changes pursuant to Article 12.

                                   ARTICLE 17

                            LANDLORD'S OTHER SERVICES

         17.1 Landlord, subject to the provisions of Section 5.4, shall provide public elevator service, passenger and service, by elevators serving the floor on which the Demised Premises are situated during Regular Hours, and shall have at least one passenger elevator subject to call at all other times.

         17.2 Landlord, subject to the provisions of Section 5.4, shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors; (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing, or reproducing operations, private lavatories or toilets or other special purpose areas requiring greater or more difficult cleaning work than office areas; (iii) unusual quantity of interior glass sauces; (iv) non-building standard materials or finishes installed by Tenant or at its request; and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor, and their employees shall have after-hours access to the Demised Premises and the free use of light, power, and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord's obligations hereunder.

         17.3 Landlord, subject to the provisions of Section 5.4, shall furnish adequate hot and cold water to each floor of the Building for drinking, lavatory, and cleaning purposes, together with soap, towels, and toilet tissue for each lavatory. If Tenant uses water for any other purpose, Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes and/or steam, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord's cost thereof, on the rendition of Landlord's bills therefor.

         17.4 Landlord, at its expense, and at Tenant's request, shall insert initial listings on the Building directory of the names of Tenant or any Tenant Affiliate as defined in Section 8.9, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's proportionate share of the space on the Building directory. All Building directory changes made at Tenant's request after the Tenant's initial listings have been placed on the Building directory shall be made by Landlord at the expense of Tenant, and Tenant agrees to promptly pay to Landlord as additional rent the cost of such changes within ten (10) days after Landlord has submitted an invoice therefor.

         17.5 Tenant at its sole cost and expense shall have the right to install its name and logo on the existing exterior monument sign which shall be subject to Landlord's reasonable approval and shall utilize Building standard graphics, the size and location of which shall be determined by Landlord. Such sign shall be the existing exterior monument sign located on the lawn adjacent to the Building. Tenant agrees to remove such sign and restore the existing exterior monument sign to its original condition, wear and tear excepted, upon the expiration or earlier termination of this Lease. Tenant shall obtain all required governmental permits and approvals and all costs and expenses associated therewith shall be borne solely by Tenant. The erection of the sign shall not cause any structural damage to the Building.

         17.6 Landlord reserves the right, without any liability to Tenant, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator, or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control.

         17.7 Throughout the term and extensions of this Lease, Landlord shall make available for Tenant's use in common with other tenants of the Building 4 spaces per 1,000 rentable square feet and 10 reserved parking spaces in the parking area adjacent to the Building as designated on Exhibit H. Landlord agrees that except for payment of common expense charges covered by Article 5, there shall be no separate fee or cost to Tenant for use of the parking area.

         17.8 The Building and the Demised Premises shall be cleaned in accordance with the Cleaning and Maintenance Schedule set forth on Exhibit D annexed hereto and made a part hereof

         17.9 Tenant acknowledges that as part of the consideration for this Lease, and in order not to interfere with the rights of other tenants or other tenants' quiet enjoyment of the common areas of the Building and otherwise prevent Landlord from performing its services without causing increases to the cost of such services, Tenant agrees that it shall not permit its employees to congregate in hallways or elevators, shall not permit its employees to create an unsightly condition in or about any passageway from the Building or the common areas or to the parking lot/deck, with regard to smoking, including the disposal of cigarettes, in the courtyard and/or outer areas adjacent to the Building and will otherwise require its employees to act and conduct themselves in the common areas in such a manner as will not disturb other tenants or the use and enjoyment by other tenants of the Building.

         17.10 Landlord, at its expense, shall maintain an in-door air quality monitoring program to monitor the air quality of the Building and shall effectuate such remedies as are required to insure that the air quality of the Building satisfies current applicable governmental standards.

         17.11 If due to the Landlord's failure to provide any service required to be furnished hereby by Landlord with respect to the maintenance, repair and operation of the Demised Premises or any portion thereof are not habitable and therefore not usable for its permitted purpose and Tenant can not conduct business in the Demised Premises, which condition continues for (i) ten (10) continuous business days if such failure is not within Landlord's sole control or (ii) five (s) continuous business days if such failure is within Landlord's sole control, after Landlord's receipt of written notification from Tenant stating with specificity the nature of the problem (which time shall be extended by reason of force majeure which includes but is not limited to strikes, lock-outs, labor controversy, inability to obtain supplies, acts of God or other causes beyond Landlord's control other than purely reasonable economic considerations under the circumstances), and which condition is not caused by the negligent or intentional acts or failure to act of Tenant, then Tenant shall be entitled to abate its fixed rent and Operating Expenses and Tax escalations after the condition herein described continues as follows:

         For each calendar day commencing after the passage of such ten (10) business days after Landlord's receipt of written notice of such failure, Tenet shall be entitled to one (1) additional day of rent abatement prorated on the basis of thirty (30) day calendar month, which abatement shall run from the date of the next monthly payment of fixed rent which was otherwise due under Article
1.4. Such prorated one (1) day abatement shall continue for each additional calendar day during which the such failure continues. An event is not within Landlord's control if, for reasons beyond Landlord's control, Landlord can not reasonably purchase or obtain the necessary equipment to correct any such failure. Landlord shall diligently proceed to repair any failure as set forth in this Section within five (5) days of written notice from Tenant. Landlord and Tenant agree that none of the abatement aforesaid shall apply to Tenant's obligation to pay additional rent. For the purposes of the right of abatement, such right shall only exist when the Demised Premises are untenable because of failures in all the elevators, HVAC, electric and/or plumbing systems. Further, the Demised Premises must not only be untenable but, in fact, the Tenant must not have used the Demised Premises during any period in which the abatement is claimed. The foregoing shall not preclude any other remedy available to Tenant.

                                   ARTICLE 18

                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

         18.1 All walls, windows, and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors, and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, piped conduits, fan room, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration, and repair are reserved to Landlord. Upon Landlord's reasonable and prompt approval, Tenant may have access to areas adjacent to the Demised Premises for the installation of voice, data and security wiring provided such wiring is removed by Tenant at the expiration of this Lease, unless otherwise agreed upon by Landlord and Tenant in writing.

         18.2 Tenant shall permit Landlord to have access to the Demised Premises to install use, and maintain pipes, ducts, and conduits within the demising walls, bearing columns, and ceilings above the Demised Premises.

         18.3 Landlord or Landlord's agent shall have the right upon advance reasonable request (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during Tenant's business hours, (i) to examine the Demised Premises and to show them to the fee owners, holders of superior mortgages, or prospective purchases or mortgagees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting, or maintenance, without liability to Tenant but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

         18.4 During the period of six (6) months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants.

         18.5 Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, provided, however, that such changes shall not reduce the size of the Demised Premises.

         18.6 Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

         18.7 Subject to applicable law and the limitations on Landlord's Services and HVAC as set forth in Article 16 and 17, the Building shall be accessible twenty-four (24) hours a day, seven (7) days a week.

                                   ARTICLE 19

                               NOTICE OF ACCIDENTS

         19.1 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable; (ii) all fires in the Demised Premises; (iii) all damage to or defects in the Demised Premises, including the fixtures, equipment, and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator, and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 20

                        NON-LIABILITY AND INDEMNIFICATION

         20.1 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by then or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage, or loss, unless caused by or due to the negligence or willful act or omission of Landlord, its agents, contractors or employees.

         20.2 Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Demised Praxes or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the day the Tenant takes occupancy of the Demised Premises that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants, invitees or licensees or its or their employees, agents, or contractors, and (b) all costs, expenses, and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, shall resist and defend such action or proceeding.

         20.3 Landlord shall indemnify and save harmless Tenant and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Building by Landlord and/or its agents or (y) any work or thing whatsoever done, or any condition created (other than by Tenant for Landlord's or Tenant's account) in or about the Building caused by Landlord or its agents during the term of this Lease, or (iii) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its employees, agents, or contractors, and (b) all costs, expenses, and liabilities incurred in or in connection with each such claim or action described in (a) above or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant shall resist and defend such action or proceeding.

         20.4 Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency or shortages of fuel supplies or labor resulting therefrom, or other like cause beyond Landlord's reasonable control.

                                   ARTICLE 21

                              DESTRUCTION OR DAMAGE

         21.1 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of the Tenant's Property.

         21.2 If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause not attributable to the fault or negligence of Tenant, its agents, or employees, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and usual Landlord shall repair, restore, and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period of restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

         21.3 If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than twenty-five percent (25%) of the full insurable value of the Building immediately prior to the casualty then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty. In case of any damage or destruction mentioned in this Article, Tenant may terminate the Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within eight (8) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

         21.4 No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy during such time that Tenant is able to use the Demised Premises during Landlord's restoration.

         21.5 Landlord will not carry insurance of any kind on Tenant's Property, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same; to the extent that Tenant shall maintain insurance on Tenant's Property, Landlord shall not be obligated to repair any damage thereto or replace the same.

         21.6 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement, and any other law of like import, now of hereafter in force, shall have no application in such case.

         21.7 If the Demised Premises and/or access thereto become partially or totally damaged or destroyed by any casualty not insured against, then Landlord shall have the right to terminate this Lease upon giving the Tenant thirty (30) days notice and upon the expiration of said thirty (30) day notice period this Lease shall terminate as if such termination date were the Expiration Date.

                                   ARTICLE 22

                                 EMINENT DOMAIN

         22.1 If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use of purpose, this Lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title on such taking (which date is herein also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

         22.2 If any part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that Tenant may elect to terminate this Lease in the event of a partial taking, if the area of the Demised Premises, or parking areas or common areas, shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after the date of such taking. Upon the giving of such notice to Landlord, this Lease shall terminate on the date of service of notice and the rents apportioned to the part of the Demised Premises so taken shall be prorated and adjusted as of the date of the taking and the rents apportioned to the remainder of the

Demised Premises shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent shall be reduced to the amount apportioned to the remainder of the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the rentable area remaining.

         22.3 Except as specifically set forth in Section 22.4. hereof, Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Tenant hereby expressly assigns to Landlord all of its right, title, and interest in or to every such award. Tenant may claim a condemnation award for the unamortized portion of the cost incurred by Tenant in connection with any of Tenant's Property installed pursuant to this Lease. In addition, Tenant may sue for relocation expenses and loss of profit and good will.

         22.4 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive any award which does not serve to diminish Landlord's award in any respect and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall remain responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held, and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

         22.5 In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter, and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises provided that Landlord's liability under this Section 22.5 shall be limited to the net amount (after deducting all costs and expenses, including, but not limited to, legal expenses incurred in connection with the eminent domain proceeding) received by Landlord as an award arising out of such taking. If such taking occurs within the last three (3) years of the term of this Lease, Landlord shall have the right to terminate this Lease by giving the Tenant written notice to such effect within ninety (90) days after such taking, and this Lease shall then expire on that effective date stated in the notice as if that were the Expiration

Date, but the fixed rent and the additional rent shall be prorated and adjusted as of the date of such taking.

         22.6 Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 22.2 according to the reduction in rentable area of the Demised Premises resulting from such taking.

                                   ARTICLE 23

                                    SURRENDER

         23.1 On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition, and repair, except for ordinary wear and tear and such damage or destructions as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease. At the time of surrender, or earlier termination of this Lease, the Demised Premises shall be in the same state as existed as of the completion of Landlord's Work ordinary wear and tear excepted. Any Tenant Changes, alterations or improvements, all of which must be done in accordance with Article 12 shall be removed, except as may otherwise have been provided by Landlord at the time it exercised its consent in connection with such Tenant Changes pursuant to Article 12. Landlord and Tenant agree that a minimum of ninety (90) days prior to the Expiration Date of this Lease, Landlord shall walk through the Demised Premises with Tenant and create a punchlist of all restoration which shall be required to be completed by Tenant by the Expiration Date. Failure by Landlord and Tenant to walk through the Demised Premises ninety (90) days prior to the Expiration Date of this Lease shall not relieve Tenant of any restoration obligations otherwise required pursuant to this Lease. However, if Tenant gives Landlord notice that it desires to walk through the Demised Premises and identify the restoration required as set forth above and Landlord does not fulfill its obligation to walk through the Demised Premises, Tenant will not be relieved of any of its restoration obligations but will not be deemed in holdover as set forth below while it performs such restoration. Thereafter, Tenant may request a written estimate from Landlord for the cost of all restoration required pursuant to this Lease. Landlord and Tenant acknowledge that Landlord, prior to the Expiration Date, will have already notified Tenant of its restoration obligations pursuant to a restoration agreement letter dated September 12, 1966 and Article 12 of the Lease, and, as a result, notwithstanding the ninety (90) day time period set forth above, it shall be Tenant's obligation to ensure that Tenant has enough time after the Landlord and Tenant walk through the Demised Premises, if Tenant will be performing such restoration prior to the Expiration Date of the Lease. The cost contained in such estimate shall be commercially reasonable and where possible, Landlord will competitively bid the work. In lieu of restoring the Demised Premises as required pursuant to this Lease, Tenant may, at its option, pay Landlord, prior to the Expiration Date of the Lease, the cost of such restoration as set forth in Landlord's estimate. If Tenant fails to perform any restoration required of it under this Lease or fails to pay Landlord for the cost of any restoration required on or before the last day of the term of this Lease or upon any earlier termination, Tenant shall be deemed a holdover Tenant under Article 40 of this Lease until such time as Tenant has completed such restoration. For the first fifteen (15) days of holdover as set forth above, Tenant shall only be required to pay holdover charges on a per diem basis. After the expiration of fifteen (15) days the Tenant shall be in subject to holdover charges on a monthly basis. If, unknowingly, Tenant incorrectly performs any of the restoration required, Landlord shall notify Tenant and Tenant shall have fifteen
(15) days to correct such error. If Tenant fails to correct such error within the thirty (30) day period, Tenant shall be subject to holdover from the day on which Tenant received Landlord's notice of the incorrect restoration.

                                   ARTICLE 24

                             CONDITIONS OF LIGATION

         24.1 This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankrupt or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like imports or whenever a petition shall be filed by Tenant under the arrangement provisions of any law of like import, whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord, (a) at any time of receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 26.

         24.2 This Lease and the term and estate hereby granted are subject to the further limitation that:

              (a) Whenever Tenant shall default in the payment of installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, or any day upon which the same ought to be paid, and such default shall continue for five (5) business days after written notice thereof; or

              (b) Whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to risk of criminal liability or termination of any foreclosure of any superior mortgage if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenants intention to duly institute all steps necessary to remedy such situation; (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same; (iii) complete such remedy within such time after the date of giving of said notice to Landlord as shall reasonably be necessary; or

              (c) Whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, film, or corporation other than Tenant, except as expressly permitted by
Article 8; or

              (d) Whenever Tenant shall abandon the Demised Premises (unless as a result of a casualty), or

              (e) If Tenant shall default in the timely payment of rent or additional rent and any such default shall continue to be repeated for two (2) consecutive months or for a total of four (4) months in any period of twelve
(12) months, or more than three (3) times in any six (6) month period, then, notwithstanding that such defaults shall have each been cured within the applicable period, any similar default shall be deemed to be deliberate and Landlord may thwarter serve a notice of termination upon Tenant without affording to Tenant opportunity to cure such default;

then, and in any of the foregoing cases, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall, if the Landlord so elects, terminate upon ten (10) days written notice by Landlord to Tenant of Landlord's election to terminate the Lease and the term hereof shall expire and come end on the date fixed in such notice, with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for the rent and additional rent which subsequently accrues and for damages as provided in Article 26.

                                   ARTICLE 25

                              RE-ENTRY BY LANDLORD

         25.1 If Tenant shall default in the payment of any installment of fixed rent, or of any installment of additional rent, on any date upon which the same ought to be paid and if such default shall continue for five (5) days after written notice thereof, or if this Lease shall expire as provided in Article 24, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold, and enjoy the Demised Premises again as and of its first estate and interest therein. The word "re-enter," as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 24 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession or the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

         25.2 In the event of a breach or threatened breach by Landlord or Tenant of any of their respective obligations under this Lease, either Landlord or Tenant, as the case may be, shall also have the right of injunction. The special remedies hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the parties may lawfully be entitled at any time.

         25.3 If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of any termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security, or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 or pursuant to law.

                                   ARTICLE 26

                                     DAMAGES

         26.1 If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action of any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

              (a) A sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over (ii) the aggregate rental value of the Demised Premises for the same period, or

              (b) Sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in reentering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

         If the Demised Premises or any part thereof to be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court commission or tribunal the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

         26.2 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to seek and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 26.1.

         26.3 In addition to the foregoing and without regard to whether this Lease is terminated Tenant shall pay to Landlord upon demand, all costs and expenses incurred by Landlord, including reasonable attorney's fees, with respect to any lawsuit instituted or defended or any action taken by Landlord to enforce all or any of the provisions of this Lease to the extent Landlord is successful. Landlord agrees that, if, after implementing proceedings or litigation, Tenant is successful therein, then Landlord shall pay Tenant's reasonable costs and expenses, including reasonable attorney fees.

         26.4 Landlord agrees that if it fails to perform any service required of it, Tenant shall notify Landlord in writing of such failure. Landlord shall then have thirty (30) days within which to cure such default. Landlord shall diligently and continually proceed to cure any such default within five (5) days of written notice from Tenant. Landlord agrees to advise Tenant within five (5) business days of Landlord's efforts to cure such default. If Landlord fails to cure such default within the thirty (30) day period, Tenant shall be entitled, but not obligated, to perform such service and invoice Landlord for the cost thereof. If Landlord fails to reimburse Tenant, Tenant shall be entitled to institute litigation against Landlord. If Tenant is successful in such litigation, Tenant shall also be entitled to reasonable costs and expenses including attorney's fees in connection with such litigation. Tenant agrees that it shall not exercise the right of any offset against rent for any sums due it pursuant to this Section until such time as Tenant has obtained a judgment against Landlord.

                                   ARTICLE 27

                                     WAIVERS

         27.1 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

         27.2 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

         27.3 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

         27.4 The provisions in Articles 16 and 17 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services.

                                   ARTICLE 28

                        NO OTHER WAIVERS OR MODIFICATIONS

         28.1 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act, or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, or termination of effectuation of the abandonment is sought.

         28.2 Without limiting Section 28.1, the following provisions shall also apply:

              (a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Tenant from any liability for loss or damage to any of Tenant's property in connection with such subletting.

              (b) The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

              (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                                   ARTICLE 29

                            CURING TENANT'S DEFAULTS

         29.1 If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 24.2 or elsewhere in this Lease for cure of such default, whichever occurs later.

         29.2 Bills, invoices and purchase orders for any and all costs, charges, and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof, or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense, and disbursement involved in instituting and prosecuting summary proceedings, may be sent by Landlord to Tenant or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

                                   ARTICLE 30

                                     BROKER

         30.1 Tenant covenants, warrants, and represents that than was no broker except JACOBSON, GOLDFARB & TANZMAN ASSOCIATES and PALADIN GROUP (collectively "Brokers") instrumental in consummating this Lease and that no conversations or negotiations were had with any broker except Broker concerning the renting of the Demised Praises. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker except Broker. Landlord agrees to pay Broker pursuant to a separate agreement but such payment shall not exceed a 5% commission as described in such agreement.

                                   ARTICLE 31

                                     NOTICES

         31.1 Any notice, statement, demand, or other communications required or permitted to be given, rendered, or made by either party to the other, pursuant to this Lease or pursuit to say applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by overnight mail courier, addressed to the other party at the address set forth below and shall be deemed to have been given, rendered, or made on the date following the date of mailing. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, or other communications intended for it. In the event of the cessation of any mail delivery for any reason, personal delivery shall be substituted for the aforedescribed method of serving notices.

                      Landlord's Notice:
                      Alfieri Property Management
                      399 Thornall Street
                      Edison, New Jersey 08837
                      Attn: Charles Applebaum, Esq.

                      Tenant's Notice:
                      AT&T Paradyne
                      8545 126th Avenue North
                      P.O. Box 2826
                      Largo, Florida 34649-22628
                      Attn: Red Estate Manager

                                   ARTICLE 32

                              ESTOPPEL CERTIFICATE

         32.1 Tenant agrees, when requested by Landlord, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, whether any dispute exists with respect thereto and stating whether or not, to Tenant's best knowledge, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others. Such statement shall be served upon Landlord by Tenant within ten (10) days of Landlord's request.

                                   ARTICLE 33

                                   ARBITRATION

                              INTENTIONALLY OMITTED

                                   ARTICLE 34

              NO OTHER REPRESENTATIONS, CONSTRUCTION, GOVERNING LAW

         34.1 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the Lease made by the other.

         34.2 If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         34.3 This Lease shall be governed in all respects by the laws of the State of New Jersey.

                                   ARTICLE 35

                                    SECURITY

         35.1 Tenant shall deposit with Landlord the sum of $135,416.66 upon the execution of this Lease. Said deposit (sometimes referred to as the "Security Deposit") shall be held by Landlord as security for the faithful performance by Tenant of all the terms of the Lease by said Tenant to be observed and performed. The Security Deposit shall not and may not be mortgaged, assigned, transferred, or encumbered by Tenant, without the written consent of Landlord, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any of the fixed or additional rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes payment on behalf of Tenant, or if Tenant shall fail to perform any of the terms, covenants, and conditions of the Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of fixed or additional rent and any loss or damage sustained by Landlord due to such breach on the part of Tenant, plus expenses; and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. The issuance of a warrant and/or the re-entering of the Demised Premises by Landlord for any default on the part of Tenant or for any other reason prior to the expiration of the term shall not be deemed such a termination of the Lease as to entitle Tenant to the recovery of the Security Deposit. If Tenant complies with all of the terms, covenants, and conditions of the Lease and pays all of the fixed and additional rent and all other sums payable by Tenant to Landlord as they fall due, the Security Deposit shall be promptly returned in full to Tenant after the expiration of the term of the Lease and Tenant's satisfaction of all its obligations accruing prior to the Lease expiration date. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit and all other securities shall be deemed to be applied first to the payment of fixed and additional rent and other charges due Landlord for all periods prior to the filing of such proceedings. In the event of sale by Landlord of the Building, Landlord may deliver the then balance of the Security Deposit to the transferee of Landlord's interest in the Demised Premises and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit and this provision shall also apply to any subsequent transferees. No holder of a superior mortgage to which the Lease is subordinate shall be responsible in connection with the Security Deposit, by way of credit or payment of any fixed or additional rent, or otherwise, unless such mortgagee actually shall have received the entire Security Deposit.

                                   ARTICLE 36

                                  PARTIES BOUND

         36.1 The obligation of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article. Such transferee shall assumed all of Landlord's obligation to Tenant pursuant to this Lease.

         36.2 If Landlord shall be an individual, joint venture, tenancy in common, partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building (or the proceeds thereof) and where expressly so provided in this Lease, to offset against the rents payable under this Lease for the collection of a judgment (or other judicial process) which requires the payment of money by Landlord in the event of any default by Landlord hereunder. No other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. Further, Tenant agrees that Landlord shall not be liable to Tenant for any special, indirect, or consequential damages arising out of Landlord's breach of this Lease.

                                   ARTICLE 37

                                    CONSENTS

         37.1 Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other had unreasonably withheld a consent, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within twenty
(20) days after mailing its request for the consent.

                                   ARTICLE 38

                      MORTGAGE FINANCING TENANT COOPERATION

         38.1 In the event that Landlord desires to seek mortgage financing secured by the Demised Premises, Tenant agrees to cooperate with Landlord in the making of any application(s) by Landlord for such financing including the delivery to Landlord's mortgage broker or mortgagee, of such information as they shall reasonably require with respect to Tenant's occupancy of the Demised Premises, including, but not limited to the current financial statement of Tenant, but Tenant shall not be required to deliver such information directly to Landlord, all of the above to be at no cost and expense of Tenant. In the event that Landlord's mortgagee shall request changes to the within Lease in order to make same acceptable to Landlord's mortgagee, Tenant agrees to consent to such changes, provided such changes shall not affect the term of this case nor the financial obligations of Tenant hereunder nor otherwise adversely affect Tenants rights hereunder. Such changes must be agreed upon by both parties and shall be for clarification purposes which are consistent with changes requested by financial institutions which provide mortgages Class A office buildings similar to the Building. The parties will agree to a request by such mortgagee for concurrent notice of Landlord's defaults and reasonable opportunity to cure within Landlord's grace period.

                                   ARTICLE 39

                            ENVIRONMENTAL COMPLIANCE

         39.1 Tenant shall at Tenant's sole cost and expense, comply with the New Jersey Industrial Site Recovery Act and the regulations promulgated thereunder (referred to as "ISRA") as same relate to Tenant's occupancy of the Demised Premises, as well as all other state, federal or local environmental law, ordinance, rule, or regulation either in existence as of the date hereof or enacted or promulgated after the date of this Lease, that concern the management, control, discharge, treatment and/or removal of hazardous discharges or otherwise affecting or affected by Tenant's use and occupancy of the Demised Premises. Tenant represents that Tenant's SIC number is 0355, and does not subject it to ISRA. Tenant shall at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP, pursuant to any other environmental law, rule, or regulation, determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharge of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, then Tenant shall, at Tenant's own expense prepare and submit the required plans and financial assurances, and carry out the approved plans. In the event that Landlord shall have to comply with ISRA by reason of Landlord's actions, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits or a Negative Declaration and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend, and save harmless Landlord from all fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this lease and were caused by Tenant or its agents or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Tenant's failure to provide all information, make all submission and take all actions required by the Bureau or any other division of NJDEP. Tenant's obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall have no responsibility to obtain a "Negative Declaration" or "Letter of Non-Applicability" from the NJDEP if the sole reason for obtaining same is in connection with a sale or other disposition of the real estate by Landlord but Tenant agrees to cooperate with Landlord in Landlord's effort to obtain same and shall perform at

Tenant's expense any clean up required by reason of Tenant's use and occupancy of the Demised Premises. Landlord shall indemnify, defend, and save harmless Tenant from all fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substance or wastes at the Demised Premises, the Building or the Landlord which occurred prior to the day the Tenant takes occupancy of the Demised Premises and were not caused by Tenant and from all times, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises, the Building or the Landlord which occur during the term of this Lease and were caused by Landlord or its agents or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Landlord's figure to provide all information, make all submission and take all actions required by the Bureau or any other division of NJDEPE.

         39.2 Landlord agrees that it shall use its best efforts to determine whether any hazardous substances are present in or about the Demised Premises. Landlord further agrees that if any such hazardous substances are discovered, it shall remove such substance prior to Lease commencement at its sole cost and expense. Tenant agrees that it shall maintain the Demised Premises and the Building free from any hazardous substances or materials.

                                   ARTICLE 40

                                  HOLDING OVER

         40.1 Tenant will have no right to remain in possession of all or part of the Demised Praises after the expiration of the term. If Tenant remains in possession of all or any part of the Demised Premises after the expiration of the Lease, without the express consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and
(c) such tenancy may be terminated by Landlord upon the earlier of (i) thirty
(30) days prior written notice, or (ii) the earliest date permitted by how. In such event, monthly rent will be increased to an amount equal to 125% during months 1 and 2; 150% during months 3 through 5; 175% during month 6 and 200% thereafter, of the monthly rent payable during the last month of the term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease. The provisions of this Section shall not be construed to relieve Tenant from liability to Landlord for damages resulting from any such holding over, or preclude Landlord from implementing summary dispossess proceedings. Tenant further acknowledges that its failure to perform any restoration required of it under this Lease shall be deemed the same as its remaining in possession of the Demised Premises after the explosion of the term, subjecting it to holdover rent in accordance with this Article 40. Notwithstanding the foregoing, Landlord agrees that Tenant may holdover for thirty (30) days after the Expiration Date of this Lease without being liable to Landlord for damages resulting from holdover or subject to summary dispossess proceeding provided Tenant pays Landlord the holdover rent of 125% as set forth above.

                                   ARTICLE 41

                      CERTAIN DEFINITIONS AND CONSTRUCTIONS

         41.1 For the purpose of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires, the definitions set forth in Exhibit F annexed hereto shall be utilized.

         41.2 The various terms which are italicized and defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

         41.3 The submission of this Lease for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

         41.4 The Article headings in this Lease and the Index prefixed to this Lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing this Lease.

                                   ARTICLE 42

                              RELOCATION OF TENANT

                              INTENTIONALLY DELETED



                                   ARTICLE 43

                                 OPTION TO RENEW

         43.1 Provided that Tenant is not then in default of the terms, covenants, and provisions of this Lease beyond the lapse of any applicable cure or grace periods, Landlord hereby grants to Tenant the right to renew the term of this Lease for one (1) additional period of five (5) years (the "Renewal Period") commencing on the day after the initial Expiration Date upon the same terms and conditions as set forth in this Lease other than the fixed annual rental which shall be the Fair Market Rental of the Demised Premises at the time of the commencement of the Renewal Period, adjusting as necessary for the lapse of time between the date of Tenant's notification of intent to exercise its option to renew and the date on which the Renewal Period is scheduled to commence. Said fixed annual rental shall be payable in equal monthly installments in advance on the first day of each and every month of the Renewal Period. Tenant shall exercise the within Option by giving written notice to Landlord not later than nine (9) months prior to the initial Expiration Date, TIME BEING OF THE ESSENCE. If Tenant fails to give such notice, Tenant will be deemed to have waived such Renewal Option and the provisions of this Section shall be null and void. Fair Market Value shall mean the rents obtainable for comparable space in the Red Bank, New Jersey market area.

                                   ARTICLE 44

                             RIGHT OF FIRST REFUSAL

         44.1 Provided that Tenant is not then in default under the terms, covenants and provisions of this Lease, Landlord hereby grants to Tenant the right at any time during the term of this Lease to lease additional space on floors 3 and 4 in the Building (hereinafter "Expansion Space") which right is subject to the prior rights of existing tenants. For purposes of this Section, "prior rights" of existing tenants shall include an existing tenant's right of first refusal, an option to expand, an option to renew or a renewal of an existing lease whether or not pursuant to an option. The right of First Refusal is further subject to the following terms and conditions:

              (a) Tenant shall deliver to Landlord written notice of its Section ("Tenant's Election") to lease the Expansion Space on or before thirty (30) calendar days after receipt of Landlord's Notice of Negotiation/Intent to Lease (as defined in Section (b) below).

              (b) Landlord, within ten (10) days after receiving Tenant's written request and at Landlord's election, may either give Tenant written notice of (1) its intention to negotiate with a third party for the lease of such Expansion Space, which notice shall contain the terms and conditions upon which Landlord initially intends to offer the space to one or more third parties, or (2) of an offer received from a third party to lease, which notice shall contain the terms and conditions contained in said offer (collectively, "Landlord's Notice of Negotiation/Intent to Lease"). For purposes hereof the terms shall include rentable square footage and rate. If Tenant thereafter fails to deliver to Landlord written notice of its Section to lease such space within the applicable time periods set forth in Subsection (1) above and on the same terms and conditions as contained in the Landlord's Notice, Landlord may proceed to lease such Expansion Space free and clear of this Right of First Refusal. If Tenant fails or refuses to so exercise its Rights of First Refusal within thirty
(30) days after Landlord's written notice to Tenant, Tenant shall be deemed to have waived its option to lease such space, and this Article shall be null and void and have no further force and effect with respect to such portion of the Expansion Space.

              (c) In the event Landlord does not demise the Expansion Space to a third party upon substantially the same terms and conditions contained in Landlord's Notice of Intent to Lease, Landlord shall provide notice to Tenant as set forth above with respect to any subsequent negotiations or offer for said space.

              (d) If Tenant exercises its Right of First Refusal then except for the rate, then all terms and conditions of this Lease shall apply, except as to the fixed rent and the term of to expansion space. As to such term, no such term shall be less than the term of this Lease. If any such terms is in excess of this Lease, then the term of this Lease shall be deemed to have been extended commensurate with the term of the Additional Space Lease pursuant to this Section.

         44.2 Tenant acknowledges that its Right of First Refusal shall not apply in connection with the Lease currently being negotiated between Landlord and AT&T for the balance of the 50,000 square feet of the Building.

                                   ARTICLE 45

                                 SATELLITE DISH

         45.1 Permission is granted, free of rental charge, for the Tenant to install one (1) satellite dish not to exceed two one-half (2 1/2) feet in diameter nor protrude above the lowest part of the roof line by more than 4 feet, including all cable, wiring, conduits and related equipment necessary for the reception (but not the transmission) of radio and satellite-generated television transmissions (collectively the "Antenna") at the Demised Premises on the roof of the Building, at Tenant's sole cost and expense, subject to the following restrictions:

              (a) The location and means of securing the Antenna must be approved by Landlord or its designated agent, and such location shall be selected with the goal of minimizing its visual impact. Roof penetration will not be accepted except if performed by Landlord or its designated agent, all at Tenant's sole cost and expense. Tenant shall be responsible for any damage to the Building roof or any surrounding property resulting from the installation or operation of the Antenna, including, but not limited to, damage resulting from wind, ice or any other causes. The Antenna shall not damage the Building or the system of communication devised by any other user authorized by Landlord or users at neighboring properties. If such damage or interference shall occur, Tenant shall correct same promptly.

              (b) Prior to installation, Tenant must provide Landlord with a copy of all zoning or use approvals which may be required, including, without limitation, any Federal Communications Commission ("FCC") licenses or approvals. Landlord agrees to reasonably cooperate with Tenant in such regard, all without cost to Landlord.

              (c) Tenant agrees to maintain the Antenna in a proper and safe operating condition and shall procure separate liability insurance naming Landlord as an additional insured.

              (d) Tenant shall comply with all applicable codes, rules, regulations and conditions of the FCC, Federal Aviation Agency, and local governmental agencies, and shall pay for all legal engineering and other expenses incident thereto including all matters relating to hearings pursuant to the Municipal Land and Use Law.

              (e) Installation of the Antenna shall be performed in a responsible and workmanlike manner by a recognized professional spite dish installer at Tenant's sole cost and expense, through or under the supervision of Landlord. Prior thereto, Tenant shall provide complete structural details signed and sealed by an appropriately licensed engineer of the State of New Jersey, as well as a sketch of the roof showing the proposed location of the antenna and all relevant distances and heights. Landlord's supervision fee and, if the presence or advice of Landlord's building engineer is required, Landlord's building engineer fee shall be reimbursed to Landlord by Tenant for actual time spent by Landlord's architect and building engineer at prevailing rates. Prior to installation, Tenant shall provide Landlord with a copy of its FCC construction permit, license, or evidence of authority to operate from this location. Landlord shall have final approval with respect to, as well as the right to perform at Tenant's cost and expense, all roof penetrations and repairs.

              (f) Installations or substitutes shall meet all codes and shall be made using Teflon wire (or by running wires through approved conduits), rust-proof clamps, non-rustable hardware U-bolts, or other similar devices of the highest quality commonly found in the industry, capable of the bearing of the stress and strain of the installation without impairing use and occupancy of the Building and without adverse aesthetic impact upon any portion of the Demised Premises.

              (g) Tenant shall be responsible for any costs associated with furnishing electricity for the Antenna.

              (h) Tenant shall not sublet, license or otherwise permit any third party use of the Antenna.

              (i) Access to the Antenna for inspection, servicing or any other reason well only be allowed with prior permission and supervision by Landlord or its agents and Tenant shall reimburse Landlord and/or its agents at prevailing rates (during normal business hours) for time spent by Landlord and/or its agents.

              (j) Landlord reserves the right to require the removal of the Antenna at such time as the Landlord may have made provisions for acceptable alternative arrangements, subject to Tenant's consent as to what constitutes an acceptable alternative arrangement, which consent shall not be unreasonably withheld. Landlord shall provide Tenant with prior notice of the amount of time, if any, satellite services would be interrupted and coordinate work with Tenant to avoid interruption of Tenant's business.

              (k) Tenant shall remove the Antenna and restore the roof to its original condition at the earlier of Tenant's cessation of use of the Antenna or the expiration of the term of this Lease or any renewal term thereof, at Tenant's sole cost and expense, notwithstanding any other provision of the Lease. The Antenna shall, at all times, remain the property of Tenant and Tenant shall have the right to remove it at any time, subject to the terms and conditions herein.

              (l) Tenant acknowledges that it has been advised by Landlord that a new roof was installed at the Building which is still the subject of a manufacturers/installers warranty/guarantee. Tenant must install, maintain and remove the Antenna in such a manner as to be consistent with said warranty/guarantee and not perform or fail to perform any act which would void, or cause to be voidable, Landlord's warranty/guarantee.

              (m) Tenant shall be responsible for implementing appropriate screening as required by Landlord.

              (n) Tenant agrees to indemnify, defend and hold Landlord harmless from any claim resulting from property damage or personal injury arising in connection with the installation, maintenance, existence or removal of the Antenna and shall carry insurance to cover such liability and property damages.

                                   ARTICLE 46

                               WAIVER OF DISTRAINT

         46.1 Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance or both, on any goods, merchandise, equipment, fixtures (which Landlord and Tenant agree are Tenant's Property), furniture or other personal property of the Tenant (collectively defined for this Article only as "Tenant's Property"), or any subtenant or licensee of Tenant except after Landlord has instituted a legal action which permits the Landlord to levy or distrain on Tenant's Property.

         46.2 Tenant shall have the right to encumber and grant a security interest in Tenant's Property in the Premises to a commercial bank trust company, mutual savings bank savings and loan association or life insurance company ("Lender"). Any Lender to which the Tenant shall encumber its interest shall have the right, but only after thirty (30) days from written notice to the Landlord, to sell and remove from the Premises the Tenant's Property to satisfy the amount of the outstanding lien; provided, however, that the Lender shall restore the Premises to a condition satisfactory to the Landlord and repair any damage to the Premises caused by such removal. Landlord hereby agrees to execute such agreements of subordination and/or collateral assignment, in a form and consent reasonably acceptable to Landlord, as Tenant's lenders may require from time to time, within ten (10) business days of Landlord's receipt of said agreement.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date and year first above written.



WITNESS:                                       LANDLORD:

                                               SHAV ASSOCIATES,
                                               a New Jersey General Partnership



------------------------------                 --------------------------------
                                               By:    Dominick Alfieri
                                               Title: General Partner


WITNESS:                                       TENANT:

                                               PARADYNE CORPORATION
                                               a Delaware Corporation



------------------------------                 --------------------------------
                                               By:    JAMES L. SLATERRY
                                               Title: Senior Vice President

                                    EXHIBIT A

                               DESCRIPTION OF LAND
                                100 SCHULZ DRIVE



ALL that certain tract or parcel of land and premises, situate, lying and being in the Township of Middletown, in the County of Monmouth, State of New Jersey, more particularly described herein.

BEING known and designated as Lot 2 in Block 296, on a map entitled "Final Map for the SHAV Corporation consisting of Lots 16, 16-D, 17, 18 and 19 in Block 296, Middletown Two, Momnouth Co." dated June 2, 1980 and filed December 1, 1980 in the Monmouth County Clerk's Office as Case 170-6.

BEING more particularly described in accord with said filed map as follows:

BEGINNING at the point of intersection of the northerly line of the Garden State Parkway and the westerly line of Schulz Drive as marked by a monument and running thence:

1. North 52 degrees 20' 10" West for a distance of 185.59 feet to Garden State Parkway Monument #A-165; thence

2. North 47 degrees 42' 50" West for a distance of 374.45 to Garden State Parkway Monument #A-167; thence

3. North 34 degrees 29' 19" West for a distance of 90.96 feet to a monument; thence

4.       Norm 2 degrees 51' 30" West for a distance of 258.85 feet; thence

5.       South 87 degrees 26' 27" East for a distance of 313.90 feet; thence

6.       South 7 degrees 42' 18" West for a divorce of 34.64 feet; thence

7. South 82 degrees 17' 42" East for a distance of 265.00 feet to the said westerly line of Schulz Drive; thence

8. South 7 degrees 42' 18" West for a distance of 620.57 feet along the said westerly line of Schulz Drive to the place find point of Beginning.

Being Lot 16.06, Block 296, Tax Map of Township of Middletown.

Subject to easements, restrictions and covenants of record and such state of facts as an accurate survey may reveal.





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                                    EXHIBIT B

                                   FLOOR PLAN



SEE ATTACHED








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

                                    EXHIBIT C

                               HVAC SPECIFICATIONS



Perimeter baseboard electric heat, central high velocity fan system with Barber Coleman muting boxes, featuring return heat of light recaptured. System utilizes a minimum of 10% to a maximum of 100% fresh air to maintain no less than 68 degrees interior at zero degrees exterior, with a 15-mile per hour wind. Air cooling shall maintain no more than 76 degrees F dry bulb with approximately 50% relapse humidity when the outdoor conditions are 91 degrees F dry bulb. Duel system - building standard. The above standard is for normal office use only which shall be deemed to be one person for every, 200 sq. ft. in any given or confined area which shall not include areas with special HVAC requirements such as computer rooms, conference rooms, cafeterias, high density or excessive heat producing equipment. Perimeter baseboard electric heat is used during the winter operations and an air cooling system is utilized during summer operations. One
(1) diffuser per 250 sq. ft. of usable area. The foregoing in Landlord's Building Standard HVAC and shall not apply to any special HVAC requirements above Landlord's Building Standard such as computer rooms, conference rooms, cafeterias, high density or excessive heat used during winter operations and air cooling system. Any supplemental HVAC placed in the Demised Premises shall be repaired and maintained by Landlord or Landlord's contractor at Tenant's sole expense.





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                                    EXHIBIT D

                     CLEANING AND MAINTENANCE SPECIFICATIONS



Landlord will provide building standard cleaning services to the tenant area and the ground floor lobby area in accordance with the following specifications:

1. GENERAL CLEANING

         NIGHTLY

         a. Empty all waste receptacles, removing waste to designated central location for disposal.

         b. Empty and wipe clean all ashtrays. Screen and clean all sand urns.

         c.       Wash and disinfect all water coolers and drinking fountains.

         d. Wipe clean fingermarks, smudges, etc. from all doors and wall surfaces.

         e.       Clean all tenants interior stairways.

         f.       Replace plastic liners in all waste-disposal cans.

         WEEKLY

         a Hand-dust all office equipment, furniture, fixtures, including panelling, shelving, window sills, telephones, door louvers, and all flat surfaces with a treated cloth or yard duster.

2. GROUP A - Ceramic tile, marble, tempo.

   GROUP B - Linotile, asphalt, koroseal, plastic vinyl, rubber, wood, cork, or other types of floors and base.

         NIGHTLY

         a.       All floors in Group A to be swept and wet-mopped.

         b. All floors in Group B to be dry mopped, using a "dustdown" preparation, and spots to be removed by wet process.

         PERIODIC

         a. A wet mopping, waxing, buffing, stripping, or machine scrubbing of the floors in Group B will be accomplished whenever required to maintain a hard lustrous finish and will be governed by the amount of wear due to weather and other conditions.




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3. VACUUMING

         NIGHTLY

         a. Vacuum once per week. Carpet-sweep four times per week all rugs and carpeted areas, moving light furniture and office equipment other than desks and file cabinets. Spot clean to remove soluble spots which safely respond to standard spotting procedures without risk of injury to color or fabric.

4. HIGH DUSTING

         PERIODIC

         a. Dust all closet shelving and wash all closet floors when accessible, monthly.

         b. Damp dust all pictures, charts, graphs, etc., not reached in nightly cleaning, quarterly.

         c. Dust clean all vertical surfaces such as walls, partitions, doors, door bucks, and other surfaces not reached in nightly cleaning, quarterly.

         d. Damp dust ceiling air conditioning diffusers, wall grills, door louvers, registers, and venetian blinds, quarterly.

         e.       Dust exterior of light fixtures, annually.

5. WASHROOMS AND TOILETS

         NIGHTLY

         a. Sweep, mop, rinse, and dry floors. Polish mirrors and bright-work. Clean enameled surfaces.

         b. Wash and disinfect basins, urinals, and bowls using scouring powder to remove stains, making certain to clean undersides of rims of urinals and bowls.

         c.       Wash and disinfect both sides of all toilet seats.

         d. Supply and service all toilet tissue, soap, towns, and sanitary napkins. Sanitary napkins will be supplied in coin operated dispensers.

         e. All wash cans and all receptacles are to be emptied and new plastic liners installed.

         f. Hand dust and wash clean all partitions, tile walls, dispenses, and receptacles in lavatories and vanity area.

         g.       Empty and clean sanitary disposal receptacles.




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


         WEEKLY

        a      Wash down walls in washrooms and stalls, from trim to floor.

6. ELEVATORS

        NIGHTLY

         a. Clean the floor in accordance with specifications outlined above based upon the type of flooring installed. The doors, surfaces, and fixtures shall be dusted daily and damp wiped weekly.

7. GLASS

         PERIODIC

         a. Clean both sides of all lobby glass including the building entrance doors, nightly

         b.       Clean all perimeter windows quarterly.

         c. Clean glass partitions, doors, and furniture once every six months (limited to reasonable quantities).

8. MISCELLANEOUS

         a. Check all stairwells and landings nightly throughout entire demised area, and keep in clean condition. All stairways and landings will be dry mopped nightly. Railings, ledges, and equipment will be dusted nightly. These areas will be wet mopped weekly, scrubbed when necessary, and shall be waxed and buffed weekly where required.

         b.       Wipe down mail chute and mail depository nightly.

         c. On completion of work, all slop sinks are to be thoroughly cleaned, and cleaning equipment to be stored needy in designated locations.

         d. All cleaning services except those performed by day porters, window cleaners, and matrons are to be performed nightly, five nights per week No Saturday, Sunday or bank holiday service to be provided. In no event shall performance of any cleaning service interfere with Tenant's normal business operation.

         e. The Contractor or Landlord is to furnish all necessary approved cleaning materials, implements, and machinery for the satisfactory completion of the work. This includes scaffolding, vacuum machines, scrubbing machines, etc.

         f. Contractor shall furnish proof of liability and property damage insurance suitable to the bank and Workman's Compensation Insurance in amounts required under the laws of New Jersey.




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


         g. Tenant will be charged for cleaning services in excess of the specifications outlined above.

         h. Tenant will be charged for the incremental cost to clean any areas of the Demised Premises used for special purposes requiring more difficult cleaning work than office areas including, but not limited to, private toilets and showers, dining areas, cafeteria, kitchen, etc.





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                                    EXHIBIT E

                              RULES AND REGULATIONS



         1. The rights of tenants in the entrances, corridors, elevators, and escalators of the Building are limited to ingress to and egress from the tenants' demised premises for the tenants and their employees, licensees, and invitees, and no tenant shall use or permit the use of the entrances, corridors, escalators, or elevators for any other purpose. No tenant shall invite to the tenant's demised premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators, and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees, or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits, or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

         2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not having a pass issued by the Landlord or the tenant whose demised premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation, and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement, or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property of the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the packaging or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibilities on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion, or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting, or peddling in the Building is prohibited, and every tenant shall cooperate to prevent the same.

         3. No tenant shall obtain or accept for use in its demised premises ice, food for on premises preparation other than warming, beverage towel, barbering, boot blackening, floor polishing, lighting maintenance, cleaning, or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by the Landlord are not excessive and where appropriate and consonant with the security and proper operation of the Building sufficient persons are so authorized for the same service to provide tenants with a reasonably competitive selection. Such services shall be furnished only at such hours, in such places within the Tenant's Demised



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


Premises and under such reasonable regulations as may be fixed by the Landlord. Tenant may have a coffee service, subject to Landlord's approval, and a kitchen for the use of its employees commensurate with normal office use.

         4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities in common with other tenants, caused by a tenant or the employees, licensees, or invitees of the tenant shall be paid by such tenant.

         5. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's demised premises, or at any point inside any tenant's premises where the same might be visible outside of such demised premises, except that the name of the tenant may be displayed on the entrance door of the tenant's demised premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of the Landlord as to the size, color, and style of such display. The inscription of the name of the tenant on the door of the tenant's demised premises shall be done by the Landlord at the expense of the tenant.

         6. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's demised premises. Linoleum, tile, or other floor covering shall be laid in a tenant's demised premises only in a manner approved by the Landlord.

         7. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's demised premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as the Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon the same upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise, and bulky matter of any description shall be delivered to and removed from the demised premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord. Arrangements will be made by the Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

         8. No machines or mechanical equipment of any kind other than typewriters and other ordinary business machines, may be installed or operated in any tenant's demised premises without Landlord's prior written consent, and in no case (even where the same are of a type so accepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's demised premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration, or electrical or other interference from being transmitted from such premises to any other area of the Building.

         9. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord might disturb other tenants in the building, shall be made or permitted by any tenant, and no cooking, other than microwaving, shall be done in the tenant's demised premises, except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenants' demised premises, and nothing shall he brought into or kept in any tenants' demised premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning, or other servicing of the Building or the demised premises, or the use of enjoyment by any other tenant of any other demised premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible, or explosive object or material shall be brought into the building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenants' demised premises shall be cared for and cleaned by and at the expense of the tenant.

         10. No acids, vapors, or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenants' demised premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's demised premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's demised premises and toilet rooms shall be delivered to the Landlord.

         12. All entrance doors in each tenants' demised premises shall be left locked, and all windows shall be left closed by the tenant when the tenant's demised premises are not in use. Entrance doors shall not be left open at any time.

         13. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

         14. All windows in each tenant's demised premises shall be kept closed and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's demised premises.

         15. The Landlord reserves the right to rescind, alter, or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable, or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed by the Building.





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                                    EXHIBIT F

                                   DEFINITIONS



         (a) The term "mortgage" shall mean an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term "mortgagee" shall mean such a trustee.

         (b) The terms "include," "including," and "such as" shall each be construed as if followed by the phrase "without being limited to."

         (c) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean the Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated.

         (d) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county, and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies, or office thereof, or of any other governmental, public, or quasipublic authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

         (e) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders, and other requirements of the New Jersey Board of Fire Underwriters and/or similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

         (f) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

         (g) Reference to termination of this Lease includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.





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                                    EXHIBIT G

                            NON-DISTURBANCE AGREEMENT
            SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT



         This Agreement dated __________________________, between NEW YORK LIFE INSURANCE COMPANY, a corporation duly organized and existing under the laws of the State of New York, having its principal place of business at 51 Madison Avenue, New York, New York 10010 ("New York Life"), and ________________________
the address of which is ______________________________ ("Tenant").

                                    RECITALS

         Tenant has entered into a lease dated ____________________ ("Lease"), leasing part of a certain premises located in ____________________________________ ("Premises"). The Premises are more particularly described in said Lease;

         New York Life is the holder of a certain Note secured by a Mortgage or a Deed of Trust, Security Agreement, Assignment of Rents and Leases and Financing Statement ("Mortgage") upon the Premises, and as provided hereafter, the Mortgage is prior to the Tenant's Lease. Tenant desires to be assured of the continued use and occupancy of the Premises under the terms of the Lease;

         New York Life agrees to such continued use and occupancy by Tenant provided that Tenant agrees to recognize and attorn to New York Life or a purchaser in the event of transfer of title to the Premises by foreclosure or otherwise.

         NOW, THEREFORE, for good and valuable consideration being the mutual premises herein contained, it is agreed:

         1. In the event it should become necessary to foreclose the Mortgage or New York Life should otherwise come into possession or title to the Premises, New York Life will not join Tenant in summary or foreclosure proceedings unless required by law in order to obtain jurisdiction, but in such event no judgment foreclosing the Lease will be sought, and New York Life will not disturb the use and occupancy of Tenant under the Lease so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease and has not prepaid the rent except monthly in advance as provided by the terms of the Lease.

         2. Tenant agrees that in the event any proceedings are brought for foreclosure of the Mortgage, it will attorn to the purchaser as the landlord under the Lease. The purchaser by virtue of such foreclosure shall be deemed to have assumed and agreed to be bound, as substitute landlord, by the terms and conditions of the Lease until the resale or other disposition of its interest by such purchaser, except that such assumption shall not be deemed of itself an acknowledgment of such purchaser of the validity of any then existing claims of Tenant against any prior landlord. All rights and obligations under the Lease shall continue as though such foreclosure proceeding had not been brought, except as aforesaid. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder by reason of any foreclosure proceeding.

         3. Notwithstanding the foregoing, neither New York Life nor purchaser shall in any event (a) be liable for any previous act or omission of any prior landlord, (b) nor be subject to any offsets or defenses which Tenant may be entitled to assert against any (including Landlord) prior landlord, (c) nor be bound by any amendment to or modification of the Lease made without the prior written consent of New York Life (d) or be bound by any payment by Tenant of any rent in advance beyond one month's rent made subsequent to the date on which Tenant shall have received notice that New York Life, or purchaser has succeeded to the rights of the landlord under the Lease, it being expressly understood and agreed that the liability of New York Life or such purchaser under the lease covenants will be limited to such covenants as shall be applicable after such attornment, (e) be obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the time that New York Life or such other purchaser succeeded to the interest of such prior landlord under the Lease, or (f) be liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord),whether or not still held by such prior landlord, unless and until New York Life or such other purchaser has actually received for its own account as landlord the full amount of such security deposit.

         4. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to New York Life as security for the Loan secured by the Mortgage. In the event that New York Life notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to New York Life, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to New York Life or as otherwise required pursuant to such notice.

         5. In all events, the liability of New York Life or any purchaser to Tenant shall be limited and restricted to their interest in the Premises and shall in no event exceed such interest.

         6. Tenant acknowledges and agrees that notwithstanding the date of the Lease or New York Life's knowledge thereof, the Lease shall be and remain subordinate in all respects to the Mortgage and any modification, reinstatement, extension, supplement, consolidation or replacement thereof as well as any advances or readvances with interest thereof and to any other mortgage on the Premises which may hereafter be held by New York Life.

         7. Tenant will give written notice to New York Life of any default by landlord under the lease by mailing a copy of the same by certified mail, postage prepaid, addressed as follows (or to such other address as may be specified from time to time by New York Life to Tenant):

                      To New York Life:     New York Life Insurance Company
                                            51 Madison Avenue
                                            New York, New York 10010
                                            Attn: Real Estate

Upon such notice, New York Life shall be permitted and shall have the option, in its sole and absolute discretion, to cure any such default during the period of time during which the landlord would be permitted to cure such default, but in any event New York Life shall have a reasonable period of time after the receipt of such notification to cure such default.

         8. The provisions of this Agreement are binding upon and shall inure to the benefit of








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